UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 17, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureWorld Energy, Inc. 3637 4th Street North, 330 Saint Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

(239) 324-0000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

On March 3rd, 2014, the Board of Directors authorized the establishment of an advisory board (the "Advisory Board"). The Advisory Board shall have the responsibility of advising the Board of Directors and management of the Company regarding the Company's development of its business plan and IP in relations to Industrial Hemp, Medical Marijuana, and Cannabis Related Pharmaceuticals & Nutraceuticals. We believe domain experts are the fundamental growth catalyst of our company and our business in the burgeoning markets of Industrial Hemp and Medical Marijuana. The advisory board establishment is a prelude to HempTech’s new division. We will continue building our strength in our divisions by selecting industry leaders for our advisory board.

On March 14, 2014, the Company entered into those certain advisory board agreements (collectively, the "Advisory Board Agreements") with our first member of the advisory board reflected below (collectively, the "Advisory Board Members"). In accordance with the terms and provisions of the Advisory Board Agreements: (i) the Company shall retain each Advisory Board Member for a period commencing upon execution of the Advisory Board Agreement and continuing until notice of termination provided by either party; and (ii) the Advisory Board Member shall provide services to the Company including, but not limited, to: (a) participation in monthly advisory calls and annual meeting, and (b) guidance on Industrial Hemp, Medical Marijuana, and Cannabis Related Pharmaceuticals & Nutraceuticals strategy directions. In further accordance with the terms and provisions of the Advisory Board Agreements, the Company shall grant to each Advisory Board Member 150,000 stock options to purchase 150,000 shares of the Company's common stock at an exercise price of $0.03 per share, which stock options shall vest as follows: (i) 150,000 stock options exercisable on the 12th month anniversary of the acceptance.

Initial Advisory Board Member

Drs. Frans Trouwen has worked in the Life Science industry since 2002. He has worked as the Chief Executive Officer of Valletta Health Holding, a spin off Biotech Company from the Academic Medical Hospital in Amsterdam (Netherlands) from 2002 until 2011. From 2009 till 2011 he has also worked as the Managing Director of Medical Accel Group (The Medical Accel Group offered scouting, screening, developing and sales of (bio) medical compounds and/or devices both on a global level). Drs. Trouwen will be an instrumental figure for the development of Pharmaceuticals & Nutraceuticals sector of the Company.

http://www.hemptechcorp.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  March 17 2014